Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Xoom Corporation:

We consent to the use of our report dated June 28, 2012, except as to Note 13, which is as of December 7, 2012, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Francisco, California

January 11, 2013